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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114010 and 333-115254) pertaining to the 2004 Equity Plan, the 2004 Employee Stock Purchase Plan, the 1997 Management Equity Plan and the 2003 Non-Employee Directors Stock Plan of Kinetic Concepts, Inc. of our report dated January 19, 2005, with respect to the consolidated financial statements and schedule of Kinetic Concepts, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP Ernst & Young LLP
San Antonio, Texas February 16, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM